UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. )

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☐	Soliciting Material under § 240.14a-12
SPECTRUM PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 17, 2021

    This proxy statement supplement (this “Supplement”), dated June 2, 2021, supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of Spectrum Pharmaceuticals, Inc. (“Spectrum” or the “Company”) filed with the Securities and Exchange Commission on April 21, 2021 and made available to stockholders in connection with the Annual Meeting of Stockholders to be held on June 17, 2021 (the “Annual Meeting”). Except as specifically supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

THE PROXY STATEMENT CONTAINS IMPORTANT INFORMATION AND THIS
SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Removal of Proposal 3 from Stockholder Consideration

    On May 26, 2021, the Audit Committee of the Board of Directors of the Company dismissed Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm and subsequently, on May 26, 2021, engaged RSM US LLP (“RSM”) as the Company’s new independent registered public accounting firm to perform independent audit services for the Company for the fiscal year ending December 31, 2021, effective immediately. Accordingly, the proposal which constitutes Item 3 on the proxy card will no longer be presented for a vote of the stockholders at the Annual Meeting. The proxy card or voting instruction form distributed with the Proxy Statement remains valid and stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they wish to change or revoke their other voting instructions.

    D&T’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2020 and 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

    During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through May 26, 2021, there were (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”), and the related instructions thereto, with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference to the subject matter of the disagreements in connection with its reports; and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K and the related instructions thereto.

    During the Company’s two most recent fiscal years ended December 31, 2020 and 2019, and the subsequent interim period through May 26, 2021, neither the Company nor anyone acting on its behalf consulted with RSM on any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.

    Other than as specified above, no items presented in the Proxy Statement are affected by this Supplement, and you should carefully review the Proxy Statement prior to voting your shares.